UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 17, 2004

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-5111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 682-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

On June 17, 2004, each of The J. M. Smucker Company, an Ohio corporation (“Smucker”), and International Multifoods Corporation, a Delaware corporation (“Multifoods”), announced the results of its special shareholder meeting held in connection with the merger (the “Merger”) of Multifoods with and into MIX Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Smucker (“Acquisition Sub”). Smucker shareholders approved the issuance of Smucker common shares, without par value (“Smucker Common Shares”), in the Merger, and Multifoods shareholders adopted and approved the Agreement and Plan of Merger, dated March 7, 2004 (the “Merger Agreement”), by and among Smucker, Acquisition Sub and Multifoods, a copy of which is incorporated herein by reference as Exhibit 2.1, the Merger and the transactions contemplated by the Merger Agreement.

On June 18, 2004, Multifoods was merged with and into Acquisition Sub. Under the terms of the Merger Agreement, as of the effective time of the Merger, each share of Multifoods common stock, par value $0.10 (“Multifoods Common Stock”), was converted into the right to receive 0.4103 Smucker Common Shares (calculated by dividing $20.00 by the average closing price of Smucker Common Shares for the 20 consecutive trading days ending June 17, 2004, which was $48.74), and $5.00 in cash, without interest. Each option to purchase shares of Multifoods Common Stock was converted into rights to purchase Smucker Common Shares with an appropriate adjustment to the share numbers and exercise price in accordance with the exchange ratio. The amount of consideration payable was determined as a result of arm’s length negotiations between Smucker and Multifoods.

Former Multifoods shareholders will be receiving a letter of transmittal through the mail instructing them on how to receive the Merger consideration in exchange for their shares of Multifoods Common Stock. As a result of the Merger, Smucker will issue approximately 8,062,000 Common Shares and assume approximately 922,000 options to purchase additional Smucker Common Shares. To finance the cash component of the Merger consideration, Smucker is using its existing cash balances and outside financing including the proceeds from the issuance of its unsecured senior notes due 2014.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by the Merger Agreement, a copy of which is incorporated herein by reference as Exhibit 2.1. In connection with the Smucker shareholder meeting, Smucker issued a press release on June 17, 2004, a copy of which is attached hereto and incorporated herein by reference as Exhibit 99.1. In connection with the completion of the Merger, Smucker issued a press release on June 18, 2004, a copy of which is attached hereto and incorporated herein by reference as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited Consolidated Balance Sheets of Multifoods as of February 28, 2004 and March 1, 2003 and the audited Statements of Operations of Multifoods for the fiscal years ended February 28, 2004, March 1, 2003 and March 2, 2002 were filed as part of Multifoods’ Annual Report on Form 10-K filed on April 29, 2004, Commission File Number 0001-06699, and are hereby incorporated herein by reference.

(b)	Pro Forma Financial Information.

The Unaudited Condensed Combined Pro Forma Balance Sheet as of January 31, 2004 for Smucker and February 28, 2004 for Multifoods, the Unaudited Condensed Combined Pro Forma Statement of Income for the Year Ended April 30, 2003 for Smucker and March 1, 2003 for Multifoods and the Unaudited Condensed Combined Pro Forma Statement of Income for the Nine Months Ended January 31, 2004 for Smucker and February 28, 2004 for Multifoods, reflecting the merger as if it had occurred on January 31, 2004 for the Unaudited Condensed Combined Pro Forma Balance Sheet and May 1, 2002 for the Unaudited Condensed Combined Pro Forma Statements of Income, were previously filed as part of Smucker’s Amendment No. 1 to the Registration Statement on Form S-4 filed on May 4, 2004, Registration No. 333-114216, and are hereby incorporated herein by reference.

(c)	Exhibits.

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of March 7, 2004, by and among The J. M. Smucker Company, International Multifoods Corporation and MIX Acquisition Corporation (incorporated by reference to The J. M. Smucker Company’s Current Report on Form 8-K filed on March 8, 2004, Commission File No. 001-05111). Pursuant to Rule 601(b)(2) of Regulation S-K, certain schedules to the Agreement and Plan of Merger have been omitted from this filing. The J. M. Smucker Company agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

99.1	Press release, dated June 17, 2004, announcing the results of the special meeting of shareholders of The J. M. Smucker Company.

99.2	Press release, dated June 18, 2004, announcing the completion of the merger of International Multifoods Corporation with and into MIX Acquisition Corporation, a wholly owned subsidiary of The J. M. Smucker Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Richard K. Smucker
Richard K. Smucker
President, Co-Chief Executive Officer, Chief Financial Officer and Director

Date: June 18, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of March 7, 2004, by and among The J. M. Smucker Company, International Multifoods Corporation and MIX Acquisition Corporation (incorporated by reference to The J. M. Smucker Company’s Current Report on Form 8-K filed on March 8, 2004, Commission File No. 001-05111). Pursuant to Rule 601(b)(2) of Regulation S-K, certain schedules to the Agreement and Plan of Merger have been omitted from this filing. The J. M. Smucker Company agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

99.1	Press release, dated June 17, 2004, announcing the results of the special meeting of shareholders of The J. M. Smucker Company.

99.2	Press release, dated June 18, 2004, announcing the completion of the merger of International Multifoods Corporation with and into MIX Acquisition Corporation, a wholly owned subsidiary of The J. M. Smucker Company.